UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

221 Wilcox, Suite A
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Change in Principal Officers

Effective May 16, 2013, Lisa M. Fischer, 38, has been appointed chief financial officer of Where Food Comes From, Inc. (“the Company”). Fischer replaces Dannette Henning, who will remain at the Company supporting operations.

Fischer has more than 17 years of professional experience, including an extensive background in SEC and financial reporting, debt and equity financing transactions, consolidations and client service.

Prior to the appointment, from 2008 to 2013, Ms. Fischer was the owner and president of Fischer Accounting Services, where she provided a variety of accounting and financial reporting services to a wide range of clients on a consulting basis. From 1998 to 2008, Ms. Fischer built her career on servicing SEC registrants with revenue ranging from $50 million to $700 million as an audit services manager with Grant Thornton LLP.

Ms. Fischer received her Bachelor of Science degree in Business Administration with an emphasis in accounting from the University of Northern Colorado.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)
	By:	/s/ John Saunders
Date: May 20, 2013		John Saunders
President